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Exhibit 10.45

AMENDMENT NO. 3 TO BUSINESS LOAN AGREEMENT

    This Amendment No. 3 to Business Loan Agreement and Waiver, dated as of November 27, 2000 (the "Amendment"), is between Media Arts Group, Inc., a Delaware corporation ("MAGI"), Lightpost Publishing, Inc., a California corporation ("Lightpost," and together with MAGI, each a "Borrower" and collectively the "Borrowers") and Bank of America, N.A. (the "Bank").

    A. The Borrowers and the Bank have entered into a certain Business Loan Agreement dated as of October 27, 1999 as amended to date (the "Loan Agreement").

    B. The Borrowers have requested that the Bank amend the Loan Agreement on the terms and conditions herein contained.

    NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the Borrowers and the Bank do hereby mutually agree as follows:

AGREEMENT

    1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement.

    2. Amendments. Section 8.14 (c) of the Loan Agreement is restated in its entirety as follows:

      "(c) loans to and investments in Exclaim Technologies ("Exclaim") by MAGI (i) during the fiscal year of MAGI ending March 31, 2000 not in excess of Nine Million Dollars ($9,000,000) (no more than Five Million Dollars ($5,000,000) of which may be invested after the date of this Agreement); and (ii) during the fiscal year of MAGI ending March 31, 2001 not in excess of Twelve Million Dollars ($12,000,000);"

    3. Waivers. Section 8.14 (c) of the Credit Agreement provides that the Borrowers may not make loans to and investments in Exclaim during the fiscal year of MAGI ending March 31, 2000 in excess of Nine Million Dollars ($9,000,000). The lenders hereby waive compliance by the Borrowers with Section 8.14 (c) of the Credit Agreement with respect only to the loans and investments made by Borrowers in Exclaim during the fiscal year of MAGI ending March 31, 2000; provided that the aggregate amount of such loans and investments did not exceed Eleven Million Two Hundred Thousand Dollars ($11,200,000).

    4. Representations and Warranties. When the Borrowers sign this Amendment, each Borrower represents and warrants to the Bank that: (a) giving effect to this Amendment, there is no event which is, or with notice of, or lapse of time, or both would be, a default under the Loan Agreement, (b) giving effect to this Amendment, the representations and warranties of the Borrowers in the Loan Agreement are true on and as of the date hereof as if made on and as of said date, (c) this Amendment is within such Borrower's powers, has been duly authorized and does not conflict with any of such Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement or obligations by which such Borrower is bound.

    5. Conditions. This Amendment will be effective upon the occurrence of the following, in each case in a manner satisfactory to the Bank:

      5.1 Receipt by the Bank of this Amendment executed by each party hereto).

    6. Effect of Amendment. Except as specifically amended above, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed. The waiver contained above shall be limited precisely as written and relate solely to the items and times above. Nothing in this Amendment shall be deemed to (a) constitute a waiver of compliance by any Borrower with respect to any other term, provision or condition of the Loan Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that the Bank may now have or may have in the future under applicable law or instrument or agreement referred to therein.

    7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

    IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first above written.

BANK OF AMERICA, N.A.
By:	/s/ KENNETH E. JONES Kenneth E. Jones Senior Vice President
By:	/s/ JOHN C. PLECQUE John C. Plecque Senior Vice President
MEDIA ARTS GROUP, INC.
By:	/s/ MICHAEL J. CATELANI Name: Michael J. Catelani Title: VP of Finance
LIGHTPOST PUBLISHING, INC.
By:	/s/ MICHAEL J. CATELANI Name: Michael J. Catelani Title: VP of Finance

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Exhibit 10.45